                             SUBADVISORY AGREEMENT
                             ---------------------



          THIS AGREEMENT is made and entered into on this day of January 1, 1998, between CYPRESSTREE ASSET MANAGEMENT CORPORATION, INC. (the "Adviser"), a Delaware corporation registered under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and WARBURG PINCUS ASSET MANAGEMENT, INC. (the "Subadviser"), a Delaware corporation also registered under the Advisers Act.

                             W I T N E S S E T H :

          WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the North American Funds, a Massachusetts business trust (the "Trust"), dated as of October 1, 1997 (the "Advisory Agreement"), been retained to act as investment adviser for the Emerging Growth Fund (the "Fund"), one of the Trust's series of shares;

          WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

          WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement to other investment advisers; and

          WHEREAS, the Adviser desires to retain the Subadviser to assist it in the provision of a continuous investment program for that portion of the Fund's assets which the Adviser, from time to time, assigns to the Subadviser (the "Subadviser Assets"), and the Subadviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, the parties do mutually agree and promise as follows:

          1.   Investment Description; Appointment as Subadviser. The Fund
               -------------------------------------------------
desires to employ its capital by investing and reinvesting in securities of the kind and in accordance with the limitations specified in the Trust's Prospectus and Statement of Additional Information relating to the Fund as may be in effect from time to time (collectively, the "Prospectus") and which are filed with the SEC as part of the Trust's Registration Statement on Form N-1A, as amended from time to time, and in such manner and to such extent as may be approved by the Board of Trustees of the Trust. A copy of the Prospectus, as currently in effect, has been provided to the Subadviser. The Adviser hereby retains the Subadviser to act as investment adviser for and to manage the Subadviser Assets subject to the supervision of the Adviser and the Board of Trustees of the Trust and subject to the terms of this Agreement; and the Subadviser hereby accepts such employment. In such capacity, the Subadviser shall be responsible for the investment management of the Subadviser Assets. It is recognized that the Subadviser now acts, and that from time to time hereafter may act, as investment adviser to one or more other investment companies and to fiduciary or other managed accounts and that the Adviser and the Trust have no objection to such activities.

               2.   Duties of the Subadviser

                    (a)  Investments.  The Subadviser is hereby authorized and
                         -----------
               directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Prospectus and subject to the directions of the Adviser and the Trust's Board of Trustees, to purchase, hold and sell investments for the Subadviser Assets ("Fund Investments") and to monitor on a continuous basis the performance of such Fund Investments. Subject to the supervision of the Board of Trustees and the Adviser and the terms and conditions hereof, including without limitation Section 2(b), the Subadviser will: (1) manage the Subadviser Assets in accordance with the Fund's investment objective, policies and limitations as stated in the Prospectus as they apply to the Subadviser Assets; (2) make investment decisions for the Fund; (3) place purchase and sale orders for portfolio transactions for the Fund; and (4) manage otherwise uninvested cash assets included in the Subadviser Assets. In providing these services, the Subadviser will formulate and implement a continuous program of investment, evaluation and, if appropriate, sale and reinvestment of the Subadviser Assets. The Adviser agrees to provide to the Subadviser such assistance as may be reasonably requested by the Subadviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

                    (b)  Compliance with Applicable Laws and Governing
                         ---------------------------------------------
          Documents. In the performance of its duties and obligations under this
          ---------
          Agreement, the Subadviser shall act in conformity with the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Trustees of the Trust and will comply with the requirements of the 1940 Act, the Advisers Act, the Internal Revenue Code of 1986, as amended (the "Code") (including the requirements for qualification as a regulated investment company) and all other federal and state laws and regulations applicable to its services hereunder. Notwithstanding the foregoing, the Adviser shall remain responsible for ensuring the Fund's overall compliance with the 1940 Act, the Advisers Act, the Code and all other applicable federal and state laws and regulations and the Subadviser is only obligated to comply with subsection (b) with respect to the Subadviser Assets.

               The Adviser will provide the Subadviser with reasonable advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus, and the Subadviser shall, in the performance of its duties and obligations under this Agreement, manage the Fund Investments consistent with such changes. The Adviser acknowledges and agrees that the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Trust or the Fund, including, without limitation, the 1940 Act and the rules and regulations thereunder, and that the Subadviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Subadviser to the Fund or to the Adviser specifically for inclusion in the Prospectus. The Subadviser hereby agrees to provide to the Adviser in a timely manner such information relating to the Subadviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus.

               In fulfilling these requirements and its other requirements and obligations hereunder, the Subadviser shall be entitled to rely on and act in accordance with (1) information, which is not clearly inaccurate on its face, provided to it by the Trust's administrator, fund accountant, custodian or other service provider and (2) instructions, which may be standing instructions, from the Adviser. The Adviser agrees to provide or cause to be provided to the Subadviser on an ongoing basis upon request by the Subadviser, such information as is requested by the Subadviser for the performance of its obligations under this Agreement, and the Subadviser shall not be in breach of any term of this Agreement or be deemed to have acted negligently if the Adviser fails to provide or cause to be provided such information and the Subadviser relies on the information most recently provided to it.

               (c)  Voting of Proxies.  The Subadviser shall have the power to
                    -----------------
          vote, either in person or by proxy, all securities in which the Subadviser Assets may be invested from time to time, and shall not be required to seek instructions from, the Adviser or the Fund.

               (d)  Agent.  Subject to any other written instructions of the
                    -----
          Adviser or the Trust, the Subadviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact for the limited purposes of executing account documentation, agreements, contracts and other documents as the Subadviser shall be requested by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Fund. The Subadviser agrees to provide the Adviser and the Trust with copies of any such agreements executed on behalf of the Adviser or the Trust.

               (e)  Brokerage.  The Subadviser is authorized, subject to the
                    ---------
          supervision of the Adviser and the Trust's Board of Trustees and in accordance with the Prospectus or such other policies or practices as may be established by the Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Fund Investments with or through, such persons, brokers or dealers ("brokers") as Subadviser may elect and negotiate commissions to be paid on such transactions. The Subadviser, however, is not required to obtain the consent of the Adviser or the Trust's Board of Trustees prior to establishing any such brokerage account. The Subadviser shall place all orders for the purchase and sale of portfolio investments for the Fund's account with brokers selected by the Subadviser. In the selection of such brokers and the placing of such orders, the Subadviser shall use its best efforts to seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions or spreads for brokerage and research services, as provided below. In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission or spreads, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker involved, and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Trustees may determine, including, without limitation, policies contained in the Prospectus, or as may be mutually agreed to by the Adviser and the Subadviser, and to the extent permitted by applicable law, the Subadviser shall be allowed to select a broker that provides brokerage and research services to the Subadviser who charges a commission or spread for effecting a Fund investment transaction that is in excess of the amount of commission or spread that another broker would have charged for effecting that transaction.

               It is recognized that the services provided by such brokers may be useful to the Subadviser in connection with the Subadviser's services to other clients. On occasions when the Subadviser deems the purchase or sale of a security to be in the best interests of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser considers to be the most equitable and consistent with its fiduciary obligations to the Fund and to such other clients over time. It is recognized that in some cases, this procedure may adversely affect the price paid or received by the Fund or the size of the position obtainable for, or disposed of by, the Fund.

               (f)  Securities Transactions.  The Subadviser and any
                    -----------------------
          affiliated person of the Subadviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Subadviser may purchase securities or
                --------  -------
          other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder.

               The Subadviser, including its Access Persons (as defined in subsection (e) of Rule 17j-l under the 1940 Act), agrees to observe and comply with Rule 17j-l and its Code of Ethics (which shall comply in all material respects with Rule 17j-l, as the same may be amended from time to time). On a quarterly basis, the Subadviser will either
          (i) certify to the Adviser that the Subadviser and its Access Persons have complied with the Subadviser's Code of Ethics with respect to the Subadviser Assets or (ii) identify any material violations which have occurred with respect to the Subadviser Assets. In addition, the Subadviser will report at least annually to the Adviser concerning any other violations of the Subadviser's Code of Ethics which required significant remedial action and which were not previously reported.

               (g)  Books and Records.  Pursuant both to the 1940 Act and the
                    -----------------
          Advisers Act and the rules and regulations promulgated thereunder, the Subadviser shall maintain separate books and records of all matters pertaining to the Subadviser Assets. The Fund's books and records (relating to the Subadviser Assets) shall be available to the Adviser at any time upon reasonable request during normal business hours and shall be available for telecopying without unreasonable delay to the Adviser during any day that the Fund is open for business.

               (h)  Information Concerning Fund Investments and Subadviser.
                    ------------------------------------------------------
          From time to time (but no less often than quarterly) as the Adviser or the Fund may reasonably request, the Subadviser will furnish the requesting party reports on portfolio transactions and reports on

          Fund Investments held in the portfolio, all in such detail as the Adviser or the Fund may reasonably request. The Subadviser will also inform the Adviser promptly of changes in portfolio managers responsible for Subadviser Assets or of changes in the control of the Subadviser. The Subadviser will make available its officers and employees to meet with the Trust's Board of Trustees in person annually on reasonable notice to review the Fund Investments and the Subadviser will report to the Board of Trustees in writing on the Fund Investments quarterly. Under normal circumstances, employees of the Subadviser shall not be obligated to attend in person more than one Board meeting per year.

               (i)  Custody Arrangements.  The Subadviser shall on each
                    --------------------
          business day provide the Adviser and the Trust's custodian such information as the Adviser and the Trust's custodian may reasonably request relating to all transactions concerning the Fund Investments including, without limitation, recommendations, in accordance with policies and procedures established by the Trustees, of the fair value of securities for which market quotes are not available.

          3.   Independent Contractor.  In the performance of its duties
               ----------------------
hereunder, the Subadviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund or the Adviser in any way or otherwise be deemed an agent of the Fund or the Adviser.

          4.   Expenses.  During the term of this Agreement, Subadviser will
               --------
pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage fees and commissions and other transaction charges, if any) purchased for the Fund. The Subadviser shall not be responsible for any expenses of the operations of the Fund including, without limitation, brokerage fees and commissions and other transaction charges, if any. The Subadviser shall not be responsible for the Trust's, the Fund's or the Adviser's expenses.

          5.   Compensation.  For the services provided and the expenses
               ------------
assumed with respect to the Fund pursuant to this Agreement, the Subadviser will be entitled to a fee, computed and accrued daily and payable monthly in arrears no later than the seventh (7th) business day following the end of each month, from the Adviser or the Trust, calculated at the annual rate set forth in Exhibit I.

          The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares of the Fund as described in the Prospectus. If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

          Notwithstanding any other provision of this Agreement, the Subadviser may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.

          6.   Representation and Warranties of Subadviser.  The Subadviser
               -------------------------------------------
represents and warrants to the Adviser and the Fund as follows:

               (a) The Subadviser is registered as an investment adviser under the Advisers Act;

               (b) The Subadviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

               (c) The execution, delivery and performance by the Subadviser of this Agreement are within the Subadviser's powers and have been duly authorized by its Board of Directors or shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Subadviser for the execution, delivery and performance by the Subadviser of this Agreement, and the execution, delivery and performance by the Subadviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Subadviser's governing instruments, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Subadviser;

               (d) The Form ADV of the Subadviser previously provided to the Adviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects.

          7.   Representations and Warranties of Adviser.  The Adviser
               -----------------------------------------
represents and warrants to the Subadviser as follows:

               (a) The Adviser is registered as an investment adviser under the Advisers Act;

               (b) The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets and carry on its business as it is now being conducted;

               (c) The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by its Board of Directors or shareholders, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any material agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

               (d) The Form ADV of the Adviser previously provided to the Subadviser is a true and complete copy of the form filed with the SEC and the information contained therein is accurate and complete in all material respects;

               (e) The Adviser acknowledges that it has received a copy of the Subadviser's Form ADV prior to the execution of this Agreement;

               (f) The Trust is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with all federal and state laws, rules and regulations applicable to the Trust and the operation of its business (other than those related to investment objectives, policies and restrictions over which the Subadviser has discretion pursuant to the terms hereof), including, without limitation, applicable disclosure and filing obligations for prospectuses, statements of additional information, registration statements, periodic reports to shareholders and regulatory bodies, proxy statements and promotional materials and advertisements; and

               (f) The Trust is in compliance in all material respects, and during the term of this Agreement will remain in compliance in all material respects, with the terms and conditions of the Prospectus (other than those related to investment objectives, policies and restrictions over which the Subadviser has discretion pursuant to the terms hereof), including, without limitation, provisions relating to the computation of the Trust's net asset value and those relating to processing purchase, exchange and redemption requests.

          8.   Survival of Representations and Warranties; Duty to Update
               ----------------------------------------------------------
Information.  All representations and warranties made by the Subadviser and the
-----------
Adviser pursuant to Sections 6 and 7, respectively, shall survive for the duration of this Agreement and the parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

          9.  Liability.  Except as may otherwise be provided by the 1940
              ---------
Act or other federal securities laws, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser or a reckless disregard of its duties hereunder, the Subadviser, any affiliated person of the Subadviser and each person, if any, who within the meaning of the Securities Act of 1933, as amended, controls the Subadviser ("Controlling Persons") shall not be subject to any liability to the Adviser, the Trust or the Fund or any of the Fund's shareholders, and, in the absence of willful misfeasance, bad faith or gross negligence on the part of the Adviser or a reckless disregard of its duties hereunder, the Adviser, any affiliated person of the Adviser and each of its Controlling Persons shall not be subject to any liability to the Subadviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Fund Investments.

          10.  Duration and Termination.
               ------------------------

               (a)  Duration.  Unless sooner terminated, this Agreement shall
                    --------
          continue for an initial period of two years and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Trust's Board of Trustees or vote of a majority of the outstanding voting securities of the Fund; provided that in either event its continuance
                                  --------
          also is approved by a majority of the Trust's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

               (b)  Termination.  Notwithstanding whatever may be provided
                    -----------
          herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

                    (i) By vote of a majority of the Trust's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon sixty (60) days' written notice to the Subadviser;

                    (ii) By any party hereto immediately upon written notice to the other parties in the event of a material breach of any provision of this Agreement by the other party; or

                    (iii) By the Subadviser upon sixty (60) days written notice to the Adviser and the Trust.

               This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement. In the event this Agreement is terminated or is not approved in the foregoing manner, the provisions contained in Section 9 shall remain in effect.

          11.  Reference to Subadviser.  Neither the Adviser, the Trust nor any
               -----------------------
affiliated person or agent of the Adviser or the Trust shall make reference to or use the name of "Warburg Pincus Asset Management, Inc." or any derivative thereof or logo associated with that name, except references concerning the identity of and services provided by the Subadviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld or delayed.

          Upon termination of this Agreement in accordance with Section 10(b) hereof, the Adviser, the Trust and the Fund and their affiliates shall cease to make such reference or use such name (or derivative or logo).

          12.  Amendment.  This Agreement may be amended by written amendment
               ---------
signed by the parties, provided that the terms of any material amendment shall be approved by: (a) the Trust's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund and (b) the vote of a majority of those Trustees of the Trust who are not "interested persons" of either party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

          13.  Confidentiality.  Subject to the duties of the Subadviser to
               ---------------
comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Subadviser shall treat as confidential all records and other information pertaining to the Fund or the Adviser which the Subadviser maintains or receives as a result of its responsibilities under this Agreement. In addition, subject to the duties to comply with any applicable law, the Adviser agrees to treat as confidential any information concerning the Subadviser, including its investment policies or objectives, which the Adviser receives as the result of its actions under this Agreement.

          14.  Notice.  Any notice that is required to be given by the parties
               ------
to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties at the following addresses, which may from time to time be changed by the parties by notice to the other parties:

               (a)  If to the Subadviser:

                    Warburg Pincus Asset Management, Inc.
                    466 Lexington Avenue
                    New York, New York  10017-3147
                    Attention:  Eugene P. Grace

               (b)  If to the Adviser:

                    CypressTree Asset Management Corporation, Inc. 286 Congress Street
                    Boston, Massachusetts  02210
                    Attention:  Joseph T. Grause, Jr.

               (c)  If to the Trust:

                    North American Funds
                    c/o CypressTree Asset Management
                      Corporation, Inc.
                    286 Congress Street
                    Boston, Massachusetts  02210
                    Attention:  Joseph T. Grause, Jr.

          15.  Jurisdiction.  This Agreement shall be governed by and construed
               ------------
in accordance with substantive laws of the Commonwealth of Massachusetts without reference to choice of law principles thereof and in accordance with the 1940 Act. In the case of any conflict, the 1940 Act shall control.

          16.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

          17.  Certain Definitions.  For the purposes of this Agreement,
               -------------------
"interested person," "affiliated person", "majority of outstanding voting securities" and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

          18.  Captions.  The captions herein are included for convenience of
               --------
reference only and shall be ignored in the construction or interpretation hereof.

          19.  Severability.  If any provision of this Agreement shall be
               ------------
held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

          20.  Massachusetts Business Trust.  The terms "Trust" and "Trustees"
               ----------------------------
refer respectively to the Trust created and the Trustees as trustees but not individually or personally, acting from time to time under a Declaration of Trust, which has been or may be amended from time to time, and to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of The Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto so filed or hereafter filed. The Subadviser hereby acknowledges and agrees that the obligations of the Trust entered into in the name or on behalf thereof by any of the Trust, the Trustees or their representatives or agents are not made individually, but only in their capacities with respect to the Trust. Such obligations are not binding upon any of the Trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust. The Subadviser hereby acknowledges and agrees that all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.



                              CYPRESSTREE ASSET MANAGEMENT

                              CORPORATION, INC.



                              By:_______________________________
                                 Joseph T. Grause, Jr.
                                 Vice President


                              WARBURG PINCUS ASSET MANAGEMENT,
                              INC.



                              By:_______________________________
                                 Eugene P. Grace
                                 Senior Vice President

                                                                       EXHIBIT I



          .55% of the Fund's average daily net assets

                                      -16-